                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           Provident Bancorp, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
               Not Applicable

     (2) Aggregate number of securities to which transaction applies:
               Not Applicable

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               Not Applicable

     (4) Proposed maximum aggregate value of transaction:
               Not Applicable

     (5) Total fee paid:
               Not Applicable

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
               Not Applicable

     (2) Form, Schedule or Registration Statement No.:
               Not Applicable

     (3) Filing Party:
               Not Applicable

     (4) Date Filed:
               Not Applicable

                             PROVIDENT BANCORP, INC.

                             ONE EAST FOURTH STREET
                             CINCINNATI, OHIO 45202
                         ______________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         ______________________________


To our Shareholders:

      The Annual Meeting of Shareholders of Provident Bancorp, Inc. will be held on the 3rd floor of the Provident Tower, One East Fourth Street, Cincinnati, Ohio on May 16, 1996, at 9:00 a.m., (Eastern Time). The meeting will be held for the following purposes:

      1.    To elect seven Directors;

      2.    To amend and restate the 1988 Stock Option Plan; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on April 11, 1996, are entitled to receive notice of and to vote at the meeting or any adjournment thereof.

      You are cordially invited to be present at the meeting so that you can vote in person. Whether or not you plan to attend the meeting, please date, sign and return the accompanying proxy card in the enclosed, postage-paid envelope. If you do attend the meeting, you may either vote by proxy or revoke your proxy and vote in person. You may also revoke your proxy at any time before the voting by written revocation or by submitting a later- dated proxy.

                               By order of the Board of Directors

                               Allen L. Davis
                               President







Cincinnati, Ohio
April 16, 1996

                             PROVIDENT BANCORP, INC.
                                 PROXY STATEMENT

                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Provident Bancorp, Inc. ("Bancorp" or "Company") to be voted at the Annual Meeting of Shareholders to be held at 9:00 a.m. (Eastern Time) on May 16, 1996 on the 3rd floor of the Provident Tower, One East Fourth Street, Cincinnati, Ohio, and at any adjournment thereof.

      Bancorp will pay the cost of soliciting proxies, including reimbursement of brokerage firms, banks and other nominees for their actual out-of-pocket expenses in forwarding proxy materials to beneficial owners of Bancorp Common Stock.

      Any shareholder who executes the accompanying proxy may revoke it any time before it is exercised by submitting either written notice to the Secretary of the Company or a duly executed proxy bearing a later date. Properly executed proxies not revoked will be voted as specified thereon.

      The approximate date on which this Proxy Statement and the accompanying proxy card were first mailed to shareholders is April 16, 1996.

                             VOTING AT THE MEETING

RECORD DATE; SHARES OUTSTANDING

      Only shareholders of record at the close of business on April 11, 1996 are entitled to notice of and to vote at the meeting. On that date there were 17,558,092 shares of Common Stock (the only class of voting securities of Bancorp) outstanding. Each share is entitled to one vote on each matter to be voted at the meeting.

Principal Shareholders

     The following shareholders are the only persons known by the Company to own beneficially 5% or more of its outstanding Common
Stock as of March 31, 1996:

   Name and Address of               Amount and Nature of       Percent
    Beneficial Owner               Beneficial Ownership (a)    of Class (b)

American Financial Group, Inc.             2,878,346 (c)          16.4%
Carl  H.  Lindner                            863,832 (d)(e)        4.9%
Carl H. Lindner III                          911,228 (d)(f)        5.2%
S. Craig Lindner                             955,360 (d)(g)        5.4%
Keith E. Lindner                             928,849 (d)(h)        5.3%
  One East Fourth Street
  Cincinnati, Ohio  45202
Robert D. Lindner                          1,080,735 (i)           6.2%
  3955 Montgomery Road
  Cincinnati, Ohio  45212
Lou Ann Flint                              1,474,114 (j)           8.4%
  49 East Fourth Street
  Cincinnati, Ohio  45202

(a) Unless otherwise noted, the holder has sole voting and dispositive power with respect to the shares listed.

(b) The percentages of outstanding shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) by Carl H. Lindner III, S. Craig Lindner and Keith E. Lindner are 4.4%, 5.3% and 6.2%, respectively, after attributing the shares held in various trusts for the benefit of the minor children of Carl H. Lindner III and S. Craig Lindner (for which Keith E. Lindner acts as trustee with voting and dispositive power) to Keith E. Lindner.

(c) Includes 2,439,146 shares held by subsidiaries of American Financial Group, Inc. ("AFG") and 439,200 shares issuable upon conversion of the Company's Series D Convertible Preferred stock held by certain AFG subsidiaries. Carl H. Lindner, Carl H. Lindner III, S. Craig Lindner, Keith E. Lindner and trusts for their benefit (collectively the "Lindner Family"), are the beneficial owners of approximately 44% of AFG's voting stock, and share with AFG voting and dispositive power with respect to the shares of Provident Common Stock beneficially owned by AFG. The Lindner Family and AFG may be deemed to be controlling persons of the Company.

(d)   Excludes 2,878,346 shares of Common Stock held by AFG.

(e) Includes 562,177 shares held by his spouse and 35,815 shares held by a foundation over which he has voting and dispositive power.

(f) Includes 1,854 shares held by his spouse as trustee. Includes 134,188 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(g) Includes 1,854 shares held by his spouse as trustee, 144,472 shares held by his spouse as custodian for their minor children and 2,450 shares held by a foundation over which he has voting and dispositive power. Includes 20,000 shares which are held in various trusts for the benefit of his minor children for which Keith E. Lindner acts as trustee with voting and dispositive power.

(h) Includes 1,746 shares he holds as custodian for his minor children and 151,281 shares held in two trusts for the benefit of his minor children, over which he or his spouse have shared voting and dispositive power. This number excludes 154,188 shares (described in footnotes (f) and (g) above), which are held in trusts for the benefit of the minor children of his brothers, Carl H. Lindner III and S. Craig Lindner over which Keith E. Lindner has voting and dispositive power but no financial interest.

(i) Includes 162,927 shares held by his spouse and 6,237 shares held by a foundation over which he has voting and dispositive power.

(j) Includes 1,473,914 shares which are held in a trust for the benefit of the family of Carl H. Lindner over which Lou Ann Flint has sole voting and dispositive power but no pecuniary interest. Also includes 200 shares held by Ms. Flint as custodian for her minor children.

ELECTION OF DIRECTORS

      The Proxies solicited by and on behalf of the Board of Directors will be voted for the seven nominees shown below, unless otherwise directed. In the event any one or more of the nominees should be unavailable for election, proxies may be voted for some substitute person or persons. The Company has no reason to believe that any of the nominees will be unable to serve. In no case, however, will any proxy be voted for more than the number of directors to be elected at the Meeting.

      The nominees are JACK M. COOK, ALLEN L. DAVIS, THOMAS D. GROTE, JR., PHILIP R. MYERS, JOSEPH A. PEDOTO, SIDNEY A. PEERLESS, and JOSEPH A. STEGER. The seven nominees receiving the highest number of votes cast at the meeting will be elected as directors of the Company. All of the nominees are presently serving as directors of Bancorp. See "Management of Bancorp" for a description of the background, security holdings and other information relating to the nominees.

      Each holder of shares of Bancorp Common Stock is entitled to one vote for each share held in the holder's name on the record date. Shareholders entitled to vote have the right, in voting to elect directors, to cumulate their votes and give one nominee the number of votes equal to the number of directors to be elected multiplied by the number of votes to which their shares are entitled, or to distribute their votes on the same principle among as many nominees as they see fit, provided that notice of cumulative voting is given in writing by a shareholder to the Secretary of Bancorp not less than 48 hours before the time fixed for the holding of the meeting.

      A properly signed proxy card will be voted "FOR" the election of the seven nominees proposed by the Board of Directors unless authority is withheld to vote for any of the nominees. The authority solicited by this Proxy Statement includes discretionary authority to cumulate votes in the election of directors. If any other matters properly come before the meeting or any adjournment thereof, each proxy will be voted in the discretion of the proxies named therein. Abstentions and shares otherwise not voted for any reason, including broker non-votes will have no effect on the outcome of any vote taken at the meeting. The principal shareholders have indicated their intention to vote for the nominees proposed by management.

Proposal To Amend And Restate 1988 Stock Option Plan

      At their meeting on November 30, 1995 the Board of Directors approved certain amendments to the Provident Bancorp 1988 Stock Option Plan (the "1988 Plan") and a restatement of the 1988 Plan document incorporating such amendments. The Board of Directors is submitting these amendments for shareholder approval. The amendments among other things, are designed to preserve the Company's federal income tax deduction for compensation in excess of $1,000,000 paid to executives named in the compensation table that results from the exercise of non-qualified options granted under the Plan. A copy of the restated 1988 Plan is attached to this Proxy Statement as Annex 1. The 1988 Plan was first approved by Shareholders at the 1988 annual meeting and subsequently amended in 1990, 1991 and 1994 to increase the number of shares issuable under the 1988 Plan to the present aggregate total of 1,737,500 shares.

      The original purpose of the 1988 Plan was to enable Bancorp to attract employees and directors of outstanding ability and to encourage ownership of Bancorp Common Stock by those persons. That purpose remains the same, and the proposed amendments are intended to enhance the attractiveness of the options and to clarify certain of the provisions of the 1988 Plan document.

      The 1988 Plan provides for the granting of options that are incentive stock options under the Internal Revenue Code and for those that are non-qualified stock options. The major differences between these types of options relate to federal income tax consequences upon exercise or sale. Employees who receive options incur no federal income tax liability at the time of grant and the Company has no tax deduction. Persons exercising non-qualified options recognize taxable income at the time of exercise to the extent of the difference between market price at that time and the exercise price and the Company has a tax deduction to the same extent. Persons exercising incentive stock options do not recognize taxable income until they sell the stock. If the stock is sold or disposed of more than two years after the date of grant and one year after the date of exercise, any gains realized will be treated as capital gains for federal income tax purposes and the Company will receive no tax deduction. Sales within those periods of time will generate ordinary income to the optionee and a tax deduction to the Company, to the extent of the "spread" (the difference between the option exercise price and the market value of the stock on the date of exercise). The spread amount of an incentive stock option constitutes a tax adjustment item for purposes of the alternative minimum tax.

      Because of the unpredictability of stock prices, it is possible that the exercise of a particular non-qualified option could, together with other compensation paid to the person exercising the option, cause the $1 million figure to be exceeded, thereby denying the Company an income tax deduction to that extent. However, if certain conditions specified by these Internal Revenue Code provisions are met, the deduction can be preserved. Those conditions include that the terms of the 1988 Plan be approved by shareholders and that the 1988 Plan limit the number of options that may be granted to any one individual in any one year. Therefore, the 1988 Plan has been amended by the Board of Directors to limit the number of options that may be granted to any one person in any one year to 100,000 options.

      The exercise price per share may not be less than 100% of the market value on the date of grant for incentive stock options and not less than 95% of the market value in the case of non- qualified options. The exercise price of incentive options for persons beneficially owning 10% or more of the Company's outstanding Common Stock must be at least 110% of the market value at the time of grant. On April 4, 1996, the closing sale price for Bancorp's Common Stock per share in the NASDAQ National Market was $51.25 per share.

      The vesting schedule and expiration dates for all options are determined at the time of each particular stock option grant. Options generally do not become exercisable until one year from the date of grant. Thereafter, the options generally provide for vesting on a schedule of 20% per year, although options may be granted with different vesting schedules. The right to exercise options is cumulative to the extent not utilized in prior periods. The amendments provide that the length of each option may vary from one to ten years. Persons who own beneficially 10% or more of the Company's outstanding stock may only be granted incentive options for terms of five years or less. Options may be exercised for cash or for Bancorp Common Stock at its fair market value on date of exercise. Bancorp does not receive any consideration from employees or Directors upon the grant of options. The proposed amendments also accelerate the vesting of options in the event of a merger or Change of Control of Bancorp. Change of Control is defined in Section 12.4 of the 1988 Plan, attached hereto as Annex 1. Other changes to the 1988 Plan are not material.

      The Compensation Committee, consisting of Messrs. Peerless, Grote and Pedoto was appointed by the Board of Directors to administer the 1988 Plan. With the exception of the Committee members, all Officers, Directors and employees of Bancorp and its subsidiaries are eligible to receive options. The Committee grants options, determines vesting and otherwise administers the 1988 Plan.

      The affirmative vote of a majority of the holders of the Company's Common Stock present at the meeting, in person or by proxy is required to adopt this proposal. Abstentions and shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as votes cast against the proposal to approve the amendment and restatement of the 1988 Plan. The Board of Directors recommends a vote for adoption of this proposal.

ADJOURNMENT AND OTHER MATTERS

      A motion for adjournment or other matters properly brought before the Meeting requires the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy for approval.

                        INFORMATION CONCERNING MANAGEMENT

      The following table presents information as of March 31, 1996 concerning the directors, nominees and executive officers and all such persons as a group including their beneficial ownership of Bancorp Common Stock. Except as set forth, no director or officer owns beneficially as of such date more than 1% of Bancorp's outstanding Common Stock.

                             DIRECTORS AND NOMINEES

  Name and Year          Amount and            Principal Occupation
  Nominee First           Nature of            For Last Five Years
Became a Director        Beneficial           and Other Information
                          Ownership
                         and Percent
                          of Class

Jack M. Cook              5,250 (a)        President and Chief
(1992)                                     Executive Officer of Health
                                           Alliance of Greater
                                           Cincinnati which includes
                                           Christ, University, Jewish
                                           and St. Luke Hospitals.  Age
                                           51.

Allen L. Davis          315,838 (a)        President and Chief
(1984)                     (1.8%)          Executive Officer of Bancorp
                                           and The Provident Bank
                                           ("Provident"). Director, LSI
                                           Industries, Inc.  Age 54.

Thomas D. Grote, Jr.      6,246 (a)        President,  Thomas  J.  Dyer
(1991)                                     Company.  Age 41

Philip R. Myers         334,852 (a)        Senior Executive Vice
(1982)                     (1.9%)          President of Provident and
                                           Senior Vice President of
                                           Bancorp.  Age 53.

Joseph A. Pedoto        545,202 (a)(b)     President, JLM Financial,
(1993)                     (3.1%)          Inc. a financial consulting
                                           firm.   Age 54.

Sidney A. Peerless       26,324 (a)        President of E.N.T.
(1980)                                     Associates.  Staff member at
                                           several local hospitals.
                                           Clinical Professor,
                                           University of
                                           Cincinnati. Director, Jewish
                                           Hospital. Age 74.

Joseph A. Steger          5,153 (a)        President of the University
(1992)                                     of Cincinnati. Director,
                                           Cincinnati Milacron, Inc.
                                           Age 59.

          EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS

Name and Year            Amount and              Principal Occupation
Nominee First            Nature of                For Last Five Years
Became a                 Beneficial              and Other Information
Director                 Ownership
                         and Percent
                         of Class

John R. Farrenkopf          42,978 (a)     Vice President and Chief
                                           Financial Officer of Bancorp
                                           and Senior Vice President
                                           and Chief Financial Officer
                                           of Provident since August,
                                           1992, prior to which   he
                                           served as Audit Director for
                                           Bancorp, and Vice President
                                           and Audit Director for
                                           Provident. Age 47.

Jerry L. Grace              80,015 (a)     Vice President and Treasurer
                                           of Bancorp since August,
                                           1992.  Senior Vice President
                                           and Treasurer of Provident.
                                           Age 54.

Robert L. Hoverson         159,623 (a)     Senior Vice President of
                                           Bancorp since August, 1992.
                                           Executive Vice President of
                                           Provident.  Age 54.

Mark E. Magee               43,561 (a)     Vice President, Secretary and
                                           General Counsel of Bancorp
                                           and Senior Vice President,
                                           Secretary and General Counsel
                                           of Provident.  Age 48.

All Directors &          1,565,042 (a)
Executive Officers          (8.9%)
as a Group

(a) Including options to purchase common stock currently exercisable or exercisable within 60 days from April 11, 1996 for Mr. Davis, 167,500 shares; Mr. Myers, 95,500 shares; Mr. Hoverson, 111,500 shares; Mr. Grace, 57,500 shares; Mr. Magee, 16,000 shares; Mr. Farrenkopf, 18,750 shares; 4,500 shares each for Messrs. Cook, Grote, Peerless and Steger and 3,000 shares for Mr. Pedoto. Includes shares held in the Company's Employee Stock Ownership Plan, 401 (k) Plan and Deferred Compensation Plan, collectively, as follows: Mr. Davis, 39,738 shares; Mr. Myers, 33,577 shares; Mr. Hoverson, 22,338 shares; Mr. Grace, 12,498 shares; Mr. Farrenkopf, 17,774 shares; and Mr. Magee, 16,396 shares.

(b) Includes 525,000 shares held in Trust under which Mr. Pedoto serves as co-trustee with shared voting and dispositive powers.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table is a summary of certain information concerning the compensation awarded or paid to, or earned by, the Company's chief executive officer and each of the Company's other four most highly compensated executive officers in 1995 (the "named executives") during each of the last three fiscal years in which they served as an executive officer.

                                             Annual           Long term
                                         Compensation(a)     Compensation
                                                              Securities
                                                              Underlying         All
  Name and                                                      Options         Other
  Principal                             Salary      Bonus       Granted      Compensation
  Positions                     Year      ($)        ($)          (# )           (b)
Allen L. Davis                  1995    567,242    525,000       20,000        326,392
President & CEO                 1994    547,531    425,000         ----        145,308
                                1993    515,031    400,000       15,000        135,814

Philip R. Myers                 1995    396,586    240,000        7,500        188,651
Senior Vice                     1994    384,760    200,000         ----         71,343
President                       1993    368,125    180,000       19,000         76,885

Robert L. Hoverson              1995    391,731    365,000       12,500        173,269
Senior Vice                     1994    372,019    300,000         ----         73,690
President                       1993    349,712    280,000       10,000         83,277

Jerry L. Grace                  1995    176,058    155,000        5,000         94,562
Vice President                  1994    169,337    125,000        5,000         31,055
& Treasurer                     1993    159,952    120,000         ----         47,101

John  R. Farrenkopf             1995    140,962     75,000        5,000         74,139
Vice President &                1994    135,048     60,000         ----         35,372
Chief Financial                 1993    126,635     50,000        5,000         33,067
Officer

(a) The named executives did not receive any other annual compensation in excess of the lesser of 10% of his compensation or $50,000.

(b) For the fiscal year 1995, Messrs. Davis, Myers, Hoverson and Grace each received contributions of $14,762 and Mr. Farrenkopf received $12,795 pursuant to the Employee Stock Ownership Plan. Employer contributions made pursuant to other benefit plans were as follows: 401 (k) Plan: Messrs. Myers, Hoverson and Grace, $2,310 each and Mr. Farrenkopf, $2,155; the Employee Stock Purchase Plan:
Mr. Grace, $746 and Mr. Farrenkopf, $1,163; the Excess Benefit Plan: Mr. Davis, $57,568, Mr. Myers, $35,144, Mr. Hoverson, $43,103 and Mr. Grace, $11,163; the
net premiums paid on the Company's Split Dollar Life Insurance Plan: Mr. Davis, $37,303, Mr. Myers, $62,993, Mr. Hoverson, $26,940, Mr. Grace, $37,189 and Mr.
Farrenkopf $3,518; the Deferred Compensation Plan: Mr. Davis, $216,759, Mr. Myers, $73,441, Mr. Hoverson, $86,153, Mr. Grace, $28,392 and Mr. Farrenkopf, $54,508.

STOCK OPTIONS

      Table 1 below sets forth information concerning grants of options to purchase the Company's Common Stock made to the named executives in 1995. All grants were made at 95% of the market price for the Company's Common Stock on the date of grant. Table 2 sets forth information regarding the number of exercisable/unexercisable options as of December 31, 1995. See footnote (a) for material terms of the Options.

TABLE 1
             OPTIONS GRANTED IN THE LAST FISCAL YEAR

                                        Percent
                        Number          of Total
                          of            Options
                        Shares          Granted    Exercise
                        Under-           to         or                            Potential Realizable Value
                        lying           Empl.      Base                           at Assumed Annual Rates of
                        Options          in        Price                           Stock Price Appreciation
                        Granted         Fiscal      Per      Expiration                for Option Term
      Name                (a)            Year      Share        Date          0%($)        5%($)          10%($)

Allen L. Davis           20,000          7.52%    $ 30.89      3/01/05       32,200       440,982       1,068,133
Philip R. Myers           7,500          2.82%    $ 30.89      3/01/05       12,075       165,368         400,550
Robert L. Hoverson       12,500          4.70%    $ 30.89      3/01/05       20,125       275,613         667,583
Jerry L. Grace            5,000          1.88%    $ 31.59      5/18/05        8,300       112,854         273,260
John R. Farrenkopf        5,000          1.88%    $ 31.59      5/18/05        8,300       112,854         273,260


(a) All options were granted pursuant to the 1988 Stock Option Plan which provides that options may be granted at exercise prices from 95% to 110% of the market price on date of grant, for periods of from one to ten years. The right to exercise the options shown vests at 20% per year. All options granted are non- qualified, although the Plan provides for incentive options. There are no provisions in the grants that would cause the exercise price to be lowered or adjusted under a prescribed formula or standard.

TABLE 2

 AGGREGATED OPTION EXERCISES IN 1995/OPTION VALUES AT 12/31/95

                                                        Number of        Dollar
                                                         Shares         Value of
                                  Number                Underlying    Unexercised
                                    of                 Unexercised    In-the-Money
                                  Shares               Options at        Options
                                 Acquired    Dollar     12/31/95      at 12/31/95.
                                    on       Value    Exercisable/    Exercisable/
     Name                        Exercise   Realized  Unexercisable   Unexercisable

Allen L. Davis                     None       None       150,000       4,263,735
                                                          65,000       1,494,990

Philip R. Myers                    None       None        85,600       2,438,792
                                                          30,900         702,813

Robert L. Hoverson                 None       None       100,000       2,842,490
                                                          42,500         983,235

Jerry L. Grace                     None       None        52,000       1,508,965
                                                          18,000         403,910

John R. Farrenkopf                 None       None        17,000         436,413
                                                          15,500         324,700

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

      In November, 1993, the Board of Directors adopted a Supplemental Executive Retirement Plan ("SERP") to provide a supplemental retirement benefit to key management or highly compensated employees of the Company who may be designated from time to time by the Compensation Committee ("Participant"). Payments under the SERP are paid from the general revenues of the Company and have no effect on the existing retirement plans. Company owned life insurance contracts will be used to fund the Company's SERP obligations.

      The purpose of the SERP is to assure that each Participant will receive an annual retirement benefit starting at age 65, based on years of service, of up to 50% of the average of his or her highest consecutive five years' annual compensation during the ten years preceding the Participant's retirement, disability, termination of employment or removal from the SERP plus the average of the highest five years' bonuses during such ten years. ("Annual Compensation"). When a Participant retires, the benefit he is entitled to through the SERP is calculated, and then funds from the following sources are deducted to determine the amount (if any) of the payment due from the Company under the SERP; (i) one half of the Participant's monthly social security insurance benefit and (ii) the Participant's accrued benefits attributable to employer contributions to the Company's Employee Stock Ownership Plan, 401 (k) Plan, Excess Benefit Plan, Deferred Compensation plan and any other qualified or non-qualified pension or deferred compensation plans maintained by the Company (together, the "Retirement Plans"). If the sum of the payments due under the Retirement Plans exceeds the Participant's benefit computed under the SERP, then no payment will be due from the Company under the SERP.

      Table 3 below includes the assumed actuarial value of the Retirement Plan benefits plus the amount of a SERP payment (if any) which, when taken together, will result in a total retirement payment based on average compensation and years of service. Assuming retirement at age 65, the number of years of service for the five individuals named in the summary compensation table would be Allen
L. Davis, 23 years; Philip R. Myers, 41 years; Robert L. Hoverson, 23 years; Jerry L. Grace, 23 years; and John R. Farrenkopf, 41 years.

TABLE 3

                                 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
Average Compensation                       Years of Service
                         10        15        20        25        30        35
 $150,000........      $45,000   $52,500   $60,000   $67,500   $75,000   $75,000
  250,000........       75,000    87,500   100,000   112,500   125,000   125,000
  400,000........      120,000   140,000   160,000   180,000   200,000   200,000
  500,000........      150,000   175,000   200,000   225,000   250,000   250,000
  600,000........      180,000   210,000   240,000   270,000   300,000   300,000
  800,000........      240,000   280,000   320,000   360,000   400,000   400,000
1,000,000........      300,000   350,000   400,000   450,000   500,000   500,000
1,200,000........      360,000   420,000   480,000   540,000   600,000   600,000
1,400,000........      420,000   490,000   560,000   630,000   700,000   700,000
1,600,000........      480,000   560,000   640,000   720,000   800,000   800,000

        DIRECTORS' FEES, RETIREMENT BENEFITS AND OPTIONS

      Each director who is not also an officer of Bancorp or its subsidiaries receives an annual fee of $10,000 plus $1,000 for each Board meeting attended. A $1,000 fee is paid for each Committee meeting attended in person, or $600 if attendance is by telephone or on a date on which a Board meeting is held. A fee of $1,000 is paid for a meeting of any Special Committee established to advise the Board on extraordinary matters. Directors who are also officers of Bancorp serve on the Board without additional compensation. The 1992 Outside Director's Stock Option Plan provides for the grant of stock options to Bancorp's Outside Directors. Under the 1992 Plan, each Outside Director is granted an option to purchase 1,000 shares of Common Stock upon his appointment and upon each annual election as Director. All options are granted at an exercise price equal to the average of the closing bid and ask prices on the last trading day prior to the date of grant. Options vest six months after the date of grant and have a term of 10 years.

      In 1991, the Board of Directors approved a Retirement Plan for Outside Directors of Bancorp to encourage and recognize services which contribute to the success of the Company. An Outside Director is entitled to receive benefits if he or she has ten or more years of service as a Director. The amount of the annual retirement benefit is equal to the total amount of fees paid to the participant during the 12 months immediately preceding the retirement date, with payments to commence at the participant's retirement date or 65th birthday, whichever is later. Retirement benefits will be paid for a period of years equal to the number of the participant's years of service, divided by three.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors establishes salaries, bonuses and stock option awards for executive officers on an annual basis. The Compensation Committee also administers the 1988 Plan. The Committee's policy is to encourage and motivate the Company's executive officers to achieve both short-term and long-term business, financial and community goals, and thereby build shareholder value on a steady but aggressive basis. The Committee believes it important to provide competitive levels of compensation that will enable Bancorp to attract and retain the most qualified executives and to provide incentive plans that emphasize stock ownership, thus aligning more closely the interests of management with those of shareholders.

      The Committee has established three primary components which it utilizes in setting annual compensation levels, namely:

     -    Base Compensation
     -    Annual Bonuses
     -    Stock Option Grants

      In establishing compensation levels for 1995, the Committee utilized executive compensation information published by SNL Securities, Inc., Cole Banking Survey and the Sheshunoff Company which the Committee believes are appropriate and, in addition the Committee also reviewed compensation levels paid in 1994 by Ohio based bank holding companies that compete in Provident's market (together, the "Surveys"). The Committee sets the levels of executive compensation at the high end of the ranges described in the Surveys. The Committee did not compare the Company's executive compensation with the levels of compensation paid by the banks included in the Keefe, Bruyette & Woods 50 Bank Index, nor did the Committee attempt to correlate executive compensation levels with the Company's relative performance as shown in the financial performance graph on page 13.

      Compensation in excess of $1,000,000 per year paid to the Chief Executive Officer of a company as well as the other executive officers listed in the compensation table will not be deductible unless the compensation is "performance-based" and the related compensation is approved by shareholders. This law applies to compensation paid in 1995. The Committee does not believe that these tax limitations should interfere with the application of policies which guide its compensation decisions.

BASE COMPENSATION

      In establishing base salaries for 1995 the Company took into account and gave equal weight to the particular executive officer's level of responsibility and potential for future responsibilities, salary levels of competitors for similar functions and the Company's results of operations in 1994. The Committee also took into account the recommendations of the President for executive officers other than himself in establishing base salaries. The Committee believes that the executive officers' salaries which it established for 1995 are in the high end of the range paid by similarly performing bank holding companies.

BONUSES

      Bonuses for 1995, other than for the President, were based primarily on recommendations made by the President of the Company and the Committee's review of bonus awards paid by the banking institutions included in the Surveys. The amounts of the bonus awards were not tied to any specific or quantifiable performance objective, but rather were based on the Committee's subjective judgment of the Company's performance and the relative contribution to that performance by the executive officers to whom bonuses were awarded. The Committee believes that its bonus awards were at the high end of the range paid by similarly performing banking institutions.

      Awards of stock options are made by the Committee to motivate long-term future performance and as a reward for past performance, consistent with the purposes set forth in the shareholder approved 1988 Stock Option Plan.

CHIEF EXECUTIVE OFFICER

      In determining the compensation paid to the Company's President and Chief Executive Officer, Allen L. Davis, the Committee first determined to utilize each of the components described above for executive officers for his compensation. In this regard, the Committee established his salary level based on its subjective evaluation of not only the Company's financial results, but also on the Committee's evaluation of Mr. Davis' creative abilities in planning for and leading the Company during 1995, and setting the Company on a course of aggressive, sustained and soundly managed growth and profitability. The Committee similarly made its own evaluation of Mr. Davis' contributions to the Company on a subjective basis, rather than against any quantifiable plan in establishing the amounts of his bonus payment. The Committee believes that the compensation levels established for Mr. Davis are at the high end of the range as compared to midwest banks of similar asset size as reported in the Surveys.

                             Sidney A. Peerless, Chairman
                             Thomas D. Grote, Jr.
                             Joseph A. Pedoto

FINANCIAL PERFORMANCE

      The graph below summarizes the cumulative return experienced by the Company's shareholders over the years 1990 through 1995, compared to the NASDAQ Index and the Keefe, Bruyette & Woods 50 Bank Index which is a market-capitalization weighted bank stock index that includes all money-center banks and most major regional bank holding companies, and is a widely available index. The number of companies comprising the KBW 50 Index allows ready comparisons of the Company's stock with an industry standard. The Company is not included in the KBW 50 Index.

GRAPH DESCRIPTION

      The total Return Analysis Graph depicts the total return an investor would have realized on a $100 investment made in 1990 and held through 1995, compared to a similar, but theoretical investment made in the NASDAQ index or the KBW 50 index. An investment in the Company's Common Stock would have been worth $414 after five years compared to $324 and $297 for investments in the KBW and NASDAQ indexes, respectively.

BOARD AND BOARD COMMITTEE ACTIONS:  COMPLIANCE WITH SECTION 16 OF
                        THE  EXCHANGE ACT

      The Board held 13 meetings during 1995. All of the Directors attended at least 75% of the meetings of the Board and at least 75% of the Committee meetings of which they were members. Messrs. Davis, Myers and Grote served as Executive Committee members in 1995. The Executive Committee is authorized, under Ohio law and Bancorp's Code of regulations, to perform substantially all of the functions of the Board of Directors. The Executive Committee took written action on three occasions during 1995.

      The Audit Committee consists of Messrs. Peerless (Chairman), Cook and Steger, none of whom is an officer of the Company or its subsidiaries. The Audit Committee had 6 meetings in 1995. The Committee's functions include reviewing with the independent auditors the plans and results of the audit engagement of the Company and reviewing the scope and results of the procedures for internal auditing. The Committee is authorized generally to superintend the administration of the Internal Audit Department, which has the responsibility to perform internal audit functions for the Company and its subsidiaries. The Company has a Compensation Committee whose functions are described elsewhere in the Proxy Statement. The Compensation Committee had two meetings and took written action on 15 occasions during 1995. The Company does not presently have a Nominating Committee.

      Section 16 of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership. Based on a review of the copies of such forms received by it, the Company believes that all of its executive officers and directors complied with the Section 16 reporting requirements with the exception of the 1995 Stock Option grants to Messrs. Davis, Hoverson, Myers, Grace, Farrenkopf and Magee which were reported on April 8, 1996.

CERTAIN TRANSACTIONS

      Bancorp and its subsidiaries, in their normal course of business have had and, to the extent permitted by applicable regulations and other regulatory restrictions expect to continue to have, transactions with Bancorp's directors, officers, principal shareholders and affiliates of such persons including American Financial Group, Inc., ("AFG"), and United Dairy Farmers, Inc. and their subsidiaries. All such transactions are and will be on terms no less favorable to the Company than those which could be obtained with non-affiliated parties.

      American Financial Corporation ("AFC"), a subsidiary of AFG, provides security guard and surveillance services at Bancorp's main office for which Bancorp paid $100,000 in 1995. Bancorp leases its main banking and corporate office from a trust for the benefit of a subsidiary of AFG. During 1995, the lease agreements were rewritten and extended to the year 2010, with Bancorp receiving $1.2 million which represented the net present value of the difference between payments of the old and current lease agreements. Bancorp paid rent under the leases of $1,397,000 in 1995. Bancorp also leases branch locations, ATM locations and certain equipment from principal shareholders and their affiliates, for which it paid rentals of $306,000 in 1995.

      Certain affiliates of the principal shareholders and the directors and executive officers of Bancorp maintain investments in Bancorp commercial paper. The highest combined commercial paper balances for such persons from January 1, 1995 through December 31, 1995 and at March 31, 1996 were as follows: Principal shareholders, $18,496,900 and $4,378,350; directors and executive officers, $114,400 and $320,900, respectively.

      Loans and lines of credit have been extended by Provident in 1995 to certain of Bancorp's executive officers, directors, principal shareholders, affiliates of such persons and to members of their families. Management believes that such loans and lines of credit were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

      In connection with Bancorp's 1991 acquisition of Hunter Savings Association (an AFC subsidiary), AFC made certain commitments to the Federal Reserve with respect to its relationship to Bancorp following the acquisition. Among other things, AFC and Bancorp agreed to discontinue their relationships with respect to certain leases, purchases of commercial paper by AFC and purchases of insurance by Bancorp from AFC. Furthermore, AFC agreed to limit its business relationship in connection with deposits, office space, advertising, securities brokerage and other areas generally to the levels prevailing at the time. Bancorp does not believe that these restrictions have a material impact on its business or results of operations.

                              INDEPENDENT AUDITORS

      The accounting firm of Ernst & Young LLP served as the Company's independent auditors for 1995. One or more representatives of that firm will attend the Annual Meeting and will be given the opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by shareholders. No auditor has yet been selected for the current year, since it is the practice of Bancorp not to select independent auditors prior to the Annual Meeting of Shareholders.

                              SHAREHOLDER PROPOSALS

      If a shareholder desires to have a proposal included in the Proxy Statement for the 1997 Annual Meeting, such proposal must be received by Bancorp's Secretary at the office of the Company before January 1, 1997.



                                  MISCELLANEOUS




Bancorp will send upon written request, without charge, a copy of the Company's current annual report on Form 10-K to any Bancorp shareholder who writes to Provident Bancorp, Inc., Investor Relations, 801 Linn Street, 855 E, Cincinnati, Ohio 45203



      The Management of Bancorp knows of no other matters to be presented at the meeting other than those mentioned in the notice. If any other matter should be presented at the meeting or any adjournment thereof upon which a vote properly may be taken, it is intended that shares represented by proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting said shares.

                               By order of the Board of Directors
                               Mark E. Magee
                               Secretary

                                                                         ANNEX 1

                             PROVIDENT BANCORP, INC.
                              AMENDED AND RESTATED

                                      1988
                                Stock Option Plan

                                    ARTICLE 1

                                   OBJECTIVES


      Provident Bancorp, Inc. ("Provident") has established this Stock Option Plan effective June 1, 1988 as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting Provident's objectives and to encourage ownership of Provident Common Stock by employees. This Stock Option Plan was amended and restated on November 30, 1995.

                                    ARTICLE 2

                                   DEFINITIONS

      2.1 For purposes of the Plan the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

          A. "Code" means the Internal Revenue Code of 1986.

          B. The "Company" means Provident and any subsidiary of Provident, as the term "subsidiary" is defined in Section 424(f) of the Code.

          C. "Date of Exercise" means the date on which the Company has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price or a copy of irrevocable directions to a broker-dealer to deliver the Option Price to Provident pursuant to Section 7.2 hereof.

          D. "Date of Grant" means the date on which the Committee makes an award of an Option.

          E. "Eligible Employee" means any individual who performs services for the Company and is treated as an Employee for federal income tax purposes. A Director of the Company who is not an Eligible Employee described in the previous sentence is an Eligible Employee with respect to the grant of a Nonqualified Stock Option.

          F. "Effective Date" means June 1, 1988.

          G. "Fair Market Value" means the average of the closing bid and asked prices for a Share reported on any stock exchange or over-the-counter trading system on which Shares are trading on the last trading date prior to a specified date.

          H. "Incentive Stock Option" shall have the same meaning as given to that term by Section 422 of the Code.

          I. "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

          J. "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

          K. "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 95% of the Fair Market Value of a Share on the Date of Grant in the case of a Nonqualified Stock Option or less than 100% of the Fair Market Value of a Share on the Date of Grant in the case of an Incentive Stock Option.

          L. "Permanent and Total Disability" shall mean any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          M. "Plan" means this 1988 Amended and Restated Stock Option Plan as it may be amended from time to time.

          N. "Share" means one share of the no par value Common Stock of the Company.

                                    ARTICLE 3

                                 ADMINISTRATION

      3.1 The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors of the Company. The Committee shall be comprised solely of three or more directors each of whom shall be (i) a "disinterested person" as defined under Rule 16b-3 of the Securities and Exchange Act of 1934 (the "Act") and (ii) an "outside director" to the extent required by Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Notwithstanding the foregoing, to the extent relevant state law now or hereafter permits, the Committee may be comprised solely of tow or more such directors.

      Actions shall be taken by a majority of the Committee.

      3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

          A. Determine which Eligible Employees shall be granted Options;

          B. Determine the number of Shares which may be subject to each Option;

          C. Determine the Option Price;

          D. Determine the term of each Option;

          E. Determine whether each Option is an Incentive Stock Option or Nonqualified Stock Option;

          F. Interpret the provisions of the Plan and decide all questions of fact arising in its application; and

          G. Prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

      3.3 Any action, decision, interpretation of determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

      3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action.

                                    ARTICLE 4

                             SHARES SUBJECT TO PLAN

      4.1 The Shares that may be made subject to Options granted under the Plan shall not exceed 1,737,500 Shares in the aggregate. Except as provided in
Section 4.2, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options.

      4.2 The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of the Company is 100,000. If an Option is canceled, it continues to be counted against the maximum number of Shares for which Options may be granted to an employee. If an Option is repriced, the transaction is treated as a cancellation of the Option and a grant of a new Option.

                                    ARTICLE 5

                               GRANTING OF OPTIONS

      Subject to the terms and conditions of the Plan, the Committee may, from time to time, prior to June 1, 1998, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                    ARTICLE 6

                                TERMS OF OPTIONS

      6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant and may not be exercised during the first twelve months of the term of said Option. Commencing on the first anniversary of the Date of Grant of an Option, the Option may be exercised for 25% of the total Shares covered by the Option with an additional 25% of the total Shares covered by the Option becoming exercisable on each succeeding anniversary until the Option is exercisable to its full extent. This right of exercise shall be cumulative and shall be exercisable in whole or in part. The Committee in its sole discretion may permit particular holders of Options to exercise an option to a greater extent than provided herein. The Committee may establish a different exercise schedule and impose other conditions upon exercise for any particular Option or groups of Options.

      6.2 The holder of an Option must remain continuously in the service of the Company as an employee for a period of at least twelve months. Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

                                    ARTICLE 7

                               EXERCISE OF OPTIONS

      7.1 Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company, Attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased.

      7.2 Alternatively to exercise pursuant to paragraph 7.1, persons exercising options may deliver a written notice of exercise to Provident, Attention Corporate Secretary, accompanied by irrevocable instructions to deliver shares to a broker-dealer and a copy of irrevocable instructions to the broker-dealer to deliver the Option Price to Provident.

                                    ARTICLE 8

                             PAYMENT OF OPTION PRICE

      8.1 In the sole discretion of the Committee, Payment of the Option Price and any withholding taxes may be made in cash, by the tender of Shares, or both. Shares tendered shall be valued at their Fair Market Value.

      8.2 Payment through tender of Shares may be made by instruction from the Optionee to the Company to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised.

                                    ARTICLE 9

             INCENTIVE STOCK OPTIONS AND NONQUALIFIED STOCK OPTIONS

      9.1 The Committee in its discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

      9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, the Incentive Stock Option shall be subject to the following specific provisions:

          A. At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company, of (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then:

             (i) The Option Price must equal at least 110% of the Fair Market Value on the Date of Grant; and

             (ii) The term of the Option shall not be greater than five years from the Date of Grant.

          B. The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by the Company shall not exceed $100,000.

      9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                   ARTICLE 10

                            TRANSFERABILITY OF OPTION

      During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been grated, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution. Notwithstanding the above, the Committee may, with respect to particular Options, establish or modify the terms of the Option to allow the Option to be transferred at the request of the holder of the Option to trusts established by the holder or as to which the holder is a grantor or to family members of the holder or otherwise for personal and tax planning purposes of the holder. In the event the Committee allows such transfer, such Options shall not be exercisable for a period of six months following the action of the Committee.

                                   ARTICLE 11

                             TERMINATION OF OPTIONS

      11.1 An Option will terminate as follows:

           A. Upon exercise or expiration by its terms.

           B. Upon termination of employment, the then-exercisable portion of any Option will terminate on the 90th day after the date of termination. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

           C. If an Eligible Employee holding an Option dies or becomes subject to a Permanent and Total Disability while employed by the Company, or within 90 days after termination of employment, such Option may be exercised, to the extent exercisable on the earlier of the date of termination of employment or date of the occurrence of the event which triggers the operation of this paragraph, at any time within one year after the date of such death or occurrence of Permanent and Total Disability by the estate or guardian of such person or by those persons to whom the Option may have been transferred by the will or by the laws of descent and distribution.

      11.2 Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the Eligible Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option than could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

                                   ARTICLE 12

                     ADJUSTMENTS TO SHARES AND OPTION PRICE

      12.1 In the event of changes in the outstanding Common Stock of the Company as a result of stock dividends, stock splits, reclassifications, reorganizations, redesignations, mergers, consolidations, recapitalizations, combinations or exchanges of Shares, or other such changes, the number and class of Shares for all purposes covered by the Plan and number and class of Shares and price per Share for each outstanding Option covered by the Plan shall be appropriately adjusted by the Committee.

      12.2 The Committee shall make appropriate adjustments in the Option Price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

      12.3 In the event of the dissolution of liquidation of the Company or any merger (other than a merger for the purpose of the redomestication of the Company not involving a change in control), consolidation, exchange or other transaction in which the Company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Option shall, without regard to any vesting schedule or performance target and notwithstanding anything to the contrary set forth herein, automatically and immediately become fully exercisable immediately prior to such event.

      12.4 All outstanding Options shall become immediately exercisable in full if a change in control of the Company occurs, notwithstanding anything to the contrary set forth herein. For purposes of this Agreement, a "change in control of the Company" shall be deemed to have occurred if (a) any "person", as such term is used in Sections 13(d) and 14(d) of the Act, other than (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (ii) Carl H. Lindner or any member of his family, becomes the "beneficial owner," as defined in Rule 13d-3 under the Act, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or (b) during any period of one year (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors and any new director whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

                                   ARTICLE 13

                                OPTION AGREEMENTS

      13.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

      13.2 Each optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the optionee's own behalf and on behalf of the optionee's heirs, assigns and legal representatives, by all terms and conditions of the Plan.

                                   ARTICLE 14

                        AMENDMENT OR TERMINATION OF PLAN

      14.1 The Board of Directors of the Company may at any time amend, suspend, or terminate the Plan; provided, however, that no amendments by the Board of Directors of the Company shall, without further approval of the shareholders of the Company:

           A. Change the definition of Eligible Employees;

           B. Except as provided in Articles 4 and 12 hereof, increase the number of Shares which may be subject to Options granted under the Plan;

           C. Cause the Plan or any Option granted under the Plan to fail to (i) be excluded from the $1 million deduction limitation imposed by Section 162(m) of the Code, or (ii) qualify as an "Incentive Stock Option" as defined by
Section 422 of the Code; and

           D. Permit the granting of Options to the individuals who are then members of the Committee.

      14.2 No amendment or termination of the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

      14.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with this
Article 14; provided, however, that it shall otherwise terminate and no options shall be granted ten years after the Effective Date.

                                   ARTICLE 15

                                 EFFECTIVE DATE

      This Plan originally became effective as of June 1, 1988. This Amended and Restated 1988 Stock Option Plan shall become effective as of November 30, 1995, having been adopted by the Board of Directors of the Company on such date.

                                   ARTICLE 16

                                  MISCELLANEOUS

      16.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of the Company shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement respecting the Option in conformance with the provisions of the Plan.

      16.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option but in no event shall the Company be obligated to issue certificates more often than once each quarter of each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until the Company, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which the Company securities may then be listed as well as any other requirements of law.

                           PROVIDENT BANCORP, INC.


PROXY           The undersigned hereby appoints Mark E. Magee and Leslie C. Nomeland or either of them, to vote the proxies of the
 FOR            undersigned, each with the power of substitution, to vote cumulatively or otherwise all shares of Common Stock which
ANNUAL          the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Provident Bancorp, Inc. to be
MEETING         held May 16, 1996, at 9:00 a.m. (Eastern Time) as specified below on the matters described in the Company's Proxy
                Statement and IN THEIR DISCRETION WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY
                ADJOURNMENT THEREOF.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

                1.      Authority to elect the 7 nominees listed below:


                        FOR [ ]                         AGAINST [ ]                     ABSTAIN [ ]

                        Jack M. Cook, Allen L. Davis, Thomas D. Grote, Jr., Philip R. Myers, Joseph A. Pedoto, Sidney A. Peerless
                        and Joseph A. Steger.

                        (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.)

                        __________________________________________________________________________________________________________

                2.      To amend and restate the 1988 Stock Option Plan.


                        FOR [ ]                         AGAINST [ ]                     ABSTAIN [ ]


                                        (This Proxy is continued and to be signed on the reverse side)




  PROXY
   FOR
  ANNUAL
  MEETING
(continued)

                                                                                Date: __________________________________________

                                                                                      __________________________________________

                                                                                      __________________________________________
                                                                                      (Important: Please sign exactly as name
                                                                                      appears hereon indicating, where proper,
                                                                                      official position or representative capacity.
                                                                                      In the case of joint holders, all should
                                                                                      sign.)


                                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
